Sigma Solve
Innovate with Confidence



Statement of Work

Prepared by

Ian Grunes

Sigma Solve, Inc

Prepared for

Targatek, Inc

Date of agreement

07-31-2026

Helping Firms Grow Through Custom Technology Solutions.

Sigma Solve, Inc. is a software development company transforming how businesses approach digital transformation.

We're on a mission to help companies take charge of their technology, giving them the power to drive their own success.

Sigma Solve
Innovate with Confidence

Project Id: Targatek_SOW_Dedicated Team

Project Name: Estimator/Tracker - Dedicated Team (2026)

Engagement Model: Dedicated Team

1. Statement of Work

1.1. Project Overview

Sigma Solve will provide a dedicated team to Targatek, Inc to develop Targateks's proprietary application. The developers will be responsible for developing the software.

1.2. Scope Summary

Sigma Solve will provide a dedicated team of full stack engineers, a project manager, and a solutions architect to support full-cycle software development, including front-end, back-end, database, and cloud deployment tasks. A dedicated QA resource will be added effective August 1, 2026. Prior to that date, development testing will be performed by the assigned developers and Tech Lead. Targatek is responsible for UAT.The engineers bring strong expertise across modern web frameworks, cloud services, and database technologies.

1.3. Core Responsibilities

Sigma Solve will provide ongoing application development, and support, maintenance, troubleshooting, integrations, and incremental enhancements across Targatek's environment. The team will execute day-to-day development, and continuous improvements to existing system and related enhancements, and workflows.

1.4. Timeline

This engagement shall commence on June 22, 2026, for an initial term of three (3) months and shall automatically renew on a month-to-month basis.

2. Engagement Model (Dedicated Team)

2.1. *Dedicated Team*

For purposes of this Statement of Work, a **"Dedicated Team"** means the group of personnel assigned by Sigma Solve to perform the Services for Targatek during the Term of this SOW. The Dedicated Team may include software developers, technical leads, quality assurance engineers, project managers, business analysts, solution architects, DevOps engineers, designers, or other personnel identified in this SOW.

The Dedicated Team will be allocated to Targatek on a full-time, part-time, or other agreed-capacity basis and will perform work based on the Targatek's authorized priorities, requirements, backlog, and project direction. The specific team composition, roles, allocation, rates, working hours, and anticipated start dates will be set forth in this SOW or otherwise agreed to in writing by the Parties.

Targatek will participate in establishing priorities, defining requirements, reviewing work, accepting deliverables, and providing product or business direction. Sigma Solve will remain responsible for the employment, compensation, supervision, performance management, and administrative management of the Dedicated Team.

The Dedicated Team are provided on a reserved-capacity basis, time and material basis and are not provided as a fixed-price or fixed-deliverable engagement. Fees are based on the personnel and capacity reserved for Targatek, regardless of whether the Customer fully utilizes the available capacity during the applicable billing period.

Targatek acknowledges that the Dedicated Team's ability to perform the Services depends upon the Customer providing timely requirements, decisions, approvals, feedback, system access, data, documentation, and other reasonably required information or assistance. Delays caused by the

Customer, third parties, technical dependencies, changes in priorities, or matters outside Sigma Solve's reasonable control may affect schedules, estimates, milestones, and deliverables.

Sigma Solve may replace or substitute a member of the Dedicated Team due to resignation, leave, availability, performance, operational requirements, or other reasonable business circumstances. Sigma Solve will use commercially reasonable efforts to provide a replacement with substantially comparable qualifications and to facilitate an orderly transition.

Any requested increase, reduction, or modification to the Dedicated Team's size, composition, skill set, allocation, or working schedule must be mutually agreed upon in writing and may result in adjustments to fees, timelines, resource availability, and other applicable terms of this SOW.

2.2. *Team Composition and Pricing*

The Initial Term begins June 22, 2026, and continues through September 30, 2026. Thereafter, the SOW will renew for successive calendar-month periods unless terminated in accordance with the MSA.

From June 22, 2026, to June 30, 2026

Index	Role	Monthly Hours	No. of Resources	Hourly Price	Monthly Cost
1	Full Stack Developers	51	1	$30.00	$ 1,530.00
2	Flutter Developer	51	1	$30.00	$ 1,530.00
3	Tech Lead	15	1	$50.00	$ 750.00
4	Project Manager	20	1	$30.00	$ 600.00
5	Solution Architect	15	1	$90.00	$ 1,350.00
	Total				**$ 5,760.00**

From July 1, 2026, to July 31, 2026

Index	Role	Monthly Hours	No. of Resources	Hourly Price	Monthly Cost
1	Full Stack Developers	160	1	$30.00	$ 4,800.00
2	Flutter Developer	160	1	$30.00	$ 4,800.00
3	Tech Lead	48	1	$50.00	$ 2,400.00
4	Project Manager	60	1	$30.00	$ 1,800.00
5	Solution Architect	48	1	$90.00	$ 4,320.00
	Total				**$18,120.00**

From August 1, 2026,   to September 30, 2026

Index	Role	Monthly Hours	No. of Resources	Hourly Price	Monthly Cost
1	Full Stack Developers	160	1	$30.00	$ 4,800.00
2	Flutter Developer	160	1	$30.00	$ 4,800.00
3	QA	80	1	$30.00	$ 2,400.00
3	Tech Lead	48	1	$50.00	$ 2,400.00
4	Project Manager	60	1	$30.00	$ 1,800.00
5	Solution Architect	24	1	$90.00	$ 2,160.00
	Total Cost				**$18,360.00**

3. Payment Terms

3.1. The monthly invoice for the above amount will be created and issued to Targatek at the end of the month in which the work will be performed. For example, the invoice for the work to be performed in July 2026 will be invoiced on July 31, 2026. Payment of the invoice is to be made on or before 30 days from date of invoice. Payment is considered made when the funds have been physically received by Sigma Solve, via Check or received by Sigma Solve's bank.

3.2. All other terms such as refunds and related financial obligations shall be governed by the Master Services Agreement (MSA) executed on November 25, 2025.

4. Resource Allocation

4.1. Team Working Hours

4.1.1. Offshore team works Monday to Friday, from 3am EST to 12pm EST (Includes a one-hour break).

4.1.2. Onshore team works Monday to Friday, from 8am EST to 5pm EST (Includes a one-hour break).

4.2. Holidays & Notifications

4.2.1. Sigma Solve, Inc. employees observe some local, state, and national holidays.

4.2.2. A complete list of holidays will be shared with the Targatek team in advance.

4.2.3. Employees may work on some U.S. federal holidays. Tasks must be assigned ahead of time.

4.2.4. The Sigma Solve, Inc. team will notify the Targatek team at least one week in advance of any upcoming holidays.

4.2.5. The Targatek, Inc team should inform Sigma Solve, Inc. of their local holidays to plan work accordingly.

4.3. Leave & Absence Management

4.3.1. Sigma Solve will notify the Targatek, Inc team at least one week in advance for planned leave (vacation, sick leave, etc.).

4.3.2. Targatek team will notify the Sigma Solve team of any local holidays and assign tasks so the Sigma Solve team can execute those tasks without any interruption.

4.3.3. If an absence exceeds 10 days or impacts project timelines, Sigma Solve, Inc. will arrange for a replacement.

4.4. Communication & Tracking

Both parties agree to utilize specific communication channels to ensure effective collaboration and information exchange throughout the engagement. The preferred communication methods are Emails, Asana and Slack.

5. Roles & Responsibilities

5.1. Sigma Solve's Responsibilities

5.1.1. Understand Targatek's business process flows, architecture, and standards.

5.1.2. Raise any questions, clarifications, recommendations for improvements related to the implementation of requirements, specifications, and application architecture.

5.1.3. Each sprint will be structured in two-week intervals. Sigma Solve will use commercially reasonable efforts to complete the mutually approved sprint backlog within each two-week sprint, subject to the Dedicated Team's allocated capacity, technical dependencies, scope changes, and Targatek's timely performance of its responsibilities. Work not completed within a sprint will be reprioritized or carried forward by mutual agreement.

5.1.4. Assist Targatek's team during the User Acceptance Testing (UAT) phase of each sprint.

5.2. Targatek's Responsibilities

5.2.1. Review and provide work backlog (development + cases) to be worked on during the sprint to get the development, as well as

QA, done by the end of each sprint. Sigma Solve will work based on standards and processes defined by Targatek.

5.2.2. Provide timely clarifications for any questions raised by Sigma Solve Inc.'s team to ensure smooth progress.

5.2.3. Supply the necessary credentials, documentation, and feedback in a timely manner to support the development process.

5.2.4. At the end of each two-week sprint, review the completed work, provide feedback, and approve tasks expeditiously.

5.2.5. Engage in regular communication and collaboration with Sigma Solve, Inc. to ensure alignment with project goals, timelines, and best practices for dedicated team engagements.

6. Intellectual Property & Ownership (To be governed by the MSA)

The ownership and rights to the Work Product under this SOW shall be governed by the Master Services Agreement (MSA) executed on November 25, 2025, between Sigma Solve Inc. and Targatek, Inc.

7. Confidentiality (To be governed by the MSA)

All confidentiality obligations related to this engagement are subject to the terms set forth in the Master Services Agreement (MSA) executed on November 25, 2025, between Sigma Solve Inc. and Targatek, Inc

8. Indemnification (To be governed by the MSA)

Each party's indemnification responsibilities for this engagement are governed exclusively by the indemnification provisions in the Master Services Agreement (MSA) executed on November 25, 2025.

9. Limitation of Liability (To be governed by the MSA)

Limitation of Liability applicable to this engagement are as defined in the Master Services Agreement (MSA) executed on November 25, 2025, and shall govern this SOW.

10. Termination

Termination rights and procedures applicable to this engagement are as defined in the Master Services Agreement (MSA) executed on November 25, 2025, and shall govern this SOW.

11. Non-Compete & Non-Solicitation (To be governed by the MSA)

The non-compete and non-solicitation provisions applicable to this engagement are governed entirely by the Master Services Agreement (MSA)executed on November 25, 2025.

12. Non-Disparagement (To be governed by the MSA)

The non-disparagement provisions applicable to this engagement are governed entirely by the Master Services Agreement (MSA) executed on November 25, 2025.

13. Dispute Resolution for Hosting and Third-Party Issues (To be governed by the MSA)

Dispute resolution, including matters arising from third-party services, shall be handled by the terms of the Master Services Agreement (MSA) executed on November 25, 2025.

14. General Provisions (To be governed by the MSA)

All standard contractual provisions (e.g., waiver, notices, force majeure, injunctive relief, jury waiver) are governed by the Master Services Agreement (MSA) executed on November 25, 2025, and apply fully to this SOW.

Except where expressly stated otherwise in this Statement of Work, all legal, contractual, and risk-related terms shall be governed by the Master Services Agreement (MSA) executed on November 25, 2025.

15. Approval and the Authority to Proceed

IN WITNESS WHEREOF, the parties hereto have executed this Statement of Work as of July 31, 2026, set forth below by their duly authorized representatives.

Targatek, Inc

Name: Joe Thompson

Title: CEO

Signature:

Date: 08-02-2026

Sigma Solve Inc.,

Name: Biren Zaverchand

Title: Co Founder

Signature: Biren Zaverchand

Date: 08-03-2026

CERTIFICATE *of* SIGNATURE

REF. NUMBER
OMPJT-ANQMG-8SN8X-ME9K9

DOCUMENT COMPLETED BY ALL PARTIES ON
03 AUG 2026 16:36:08
UTC

SIGNER	TIMESTAMP	SIGNATURE
JOE THOMPSON EMAIL JTHOMPSON@TARGATEK.COM	ELECTRONIC SIGNATURE CONSENT 02 AUG 2026 21:27:39 SENT 31 JUL 2026 23:03:54 VIEWED 02 AUG 2026 21:27:25 SIGNED 02 AUG 2026 21:27:56	IP ADDRESS 96.238.177.79 LOCATION RICHMOND, UNITED STATES
RECIPIENT VERIFICATION	EMAIL VERIFIED 02 AUG 2026 21:27:25	
BIREN ZAVERCHAND EMAIL BIREN@SIGMASOLVE.COM	ELECTRONIC SIGNATURE CONSENT 03 AUG 2026 01:50:08 SENT 31 JUL 2026 23:03:54 VIEWED 03 AUG 2026 01:50:02 SIGNED 03 AUG 2026 16:36:08	Biren Zaverchand IP ADDRESS 73.82.186.178 LOCATION ATLANTA, UNITED STATES
RECIPIENT VERIFICATION	EMAIL VERIFIED 03 AUG 2026 01:50:02	

Joe Thompson agreed to the eSign Disclosure and the use of electronic signatures
02 Aug 2026 21:27:39 UTC

Biren Zaverchand agreed to the eSign Disclosure and the use of electronic signatures
03 Aug 2026 01:50:08 UTC